Exhibit 10.2

TIMBERLAND BANCORP, INC.

2014 EQUITY INCENTIVE PLAN

[FORM OF] INCENTIVE STOCK OPTION AWARD AGREEMENT

ISO No. _______________                                                                                             Grant Date: _______________

This Incentive Stock Option Award (“ISO”) is granted by Timberland Bancorp, Inc. (“Company”) to [Name] (“Option Holder”) in accordance with the terms of this Incentive Stock Option Award Agreement (“Agreement”) and subject to the provisions of the Timberland Bancorp, Inc. 2014 Equity Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference.  All capitalized terms used herein which are not otherwise defined herein shall have the meaning set forth in the Plan.

1.
ISO Award.  The Company grants to Option Holder ISOs to purchase [Number] Shares at an Exercise Price of $[Number] per Share.  These ISOs are subject to forfeiture until they vest and to limits on transferability, as provided in Sections 4 and 5 of this Agreement and in Article V of the Plan.

2.	Vesting Dates. The ISOs shall vest as follows, subject to earlier vesting in the event of a termination of Service as provided in Section 5 or a Change in Control as provided in Section 6:

ISOs for

Vesting Date                                                                Number of Shares Vesting

3.
Exercise.  The Option Holder (or in the case of the death of the Option Holder, the designated legal representative or heir of the Option Holder) may exercise the ISOs during the Exercise Period by giving written notice to the [____________________]  in the form required by the Committee (“Exercise Notice”).  The Exercise Notice must specify the number of Shares to be purchased, which shall be at least 100 unless fewer shares remain unexercised.  The exercise date is the date the Exercise Notice is received by the Company.  The Exercise Period commences on the Vesting Date and expires at 5:00 p.m., Pacific Time, on the date 10 years after the Grant Date, such later time and date being hereinafter referred to as the “Expiration Date,” subject to earlier expiration in the event of a termination of Service as provided in Section 5.  Any ISOs not exercised as of the close of business on the last day of the Exercise Period shall be cancelled without consideration at that time.

The Exercise Notice shall be accompanied by payment in full of the Exercise Price for the Shares being purchased.  Payment shall be made: (a) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Company, or (b) by delivering Shares of the Company already owned by the Option Holder having a Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid, or (c) by instructing the Company to withhold Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid, or (d) by any combination of thereof.  Payment for the Shares being purchased upon exercise of the Option may also be made by delivering a properly executed Exercise Notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate Exercise Price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

4.
Transferability.  The Option Holder may not sell, assign, transfer, pledge or otherwise encumber any ISOs, except in the event of the Option Holder’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.

5.
Termination of Service.  If the Option Holder terminates Service for any reason other than death or Disability or in connection with a Change in Control, any ISOs that have not vested as of the date of that termination shall be forfeited to the Company, and the Exercise Period of any vested ISOs shall expire three months after that termination of Service (but in no event after the Expiration Date), except where that termination of Service is due to Retirement, in which case the Exercise Period of any vested ISOs shall expire one year after that termination of Service (but in no event after the Expiration Date), or in the case of a Termination for Cause, in which case all ISOs held by the Option Holder shall expire immediately.  If the Option Holder’s Service terminates on account of the Option Holder’s death or Disability, the Vesting Date for all ISOs that have not vested or been forfeited shall be accelerated to the date of that termination of Service, and the Exercise Period of all ISOs shall expire one year after that termination of Service (but in no event after the Expiration Date).

6.
Effect of Change in Control.  Upon a Change in Control, the Vesting Date for all ISOs that have not vested or been forfeited shall be the earlier of (A) the date of the Option Holder’s Involuntary Termination, if such Involuntary Termination occurs within the twelve-month period commencing on the effective date of the Change in Control, or (B) the Vesting Date in Section 2.

7.	Option Holder’s Rights. The ISOs awarded hereby do not entitle the Option Holder to any rights of a shareholder of the Company.

8.
Delivery of Shares to Option Holder.  Promptly after receipt of an Exercise Notice and full payment of the Exercise Price for the Shares being acquired, the Company shall issue and deliver to the Option Holder (or other person validly exercising the ISO) a certificate or certificates representing the Shares of Common Stock being purchased, or evidence of the issuance of such Shares in book-entry form, registered in the name of the Option Holder (or such other person), or, upon request, in the name of the Option Holder (or such other person) and in the name of another person in such form of joint ownership as requested by the Option Holder (or such other person) pursuant to applicable state law.  The Company’s obligation to deliver a stock certificate or evidence of the issuance of Shares in book-entry form for Shares purchased upon the exercise of an ISO can be conditioned upon the receipt of a representation of investment intent from the Option Holder (or the Option Holder’s Beneficiary) in such form as the Committee requires.  The Company shall not be required to deliver stock certificates or evidence of the issuance of Shares in book-entry form for Shares purchased prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

9.
Notice of Sale of Shares.  The Option Holder (or other person who received Shares from the exercise of the ISOs) shall give written notice to the Company promptly in the event of the sale or other disposition of Shares received from the exercise of the ISOs within either: (a) two years from the Grant Date; or (b) one year from the exercise date for the ISOs exercised.

10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Company covered by the ISOs or the Exercise Price of the ISOs.  The Option Holder agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Withholding.  The Company shall have the right to require the Option Holder to pay to the Company the amount of any tax that the Company is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the minimum amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

12.
Plan and Committee Decisions Are Controlling.  This Agreement, the award of ISOs to the Option Holder and the issuance of Shares upon the exercise of the ISOs are subject in all respects to the provisions of the Plan, which are controlling.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of ISOs or the issuance of Shares upon the exercise of the ISOs shall be binding and conclusive upon the Option Holder, any Beneficiary of the Option Holder or the legal representative thereof.  The Option Holder acknowledges and agrees that this Award and receipt of any Shares hereunder (whether vested or unvested) by any person is subject to (a) Plan Section 10.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

13.
Option Holder’s Employment.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Option Holder’s service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Option Holder.

14.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Option Holder without the Option Holder’s written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Option Holder, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Option Holder with respect to the Shares, whenever the Committee may determine that such action is appropriate.

15.
Loss of ISO Status.  If any of the ISOs fail, for any reason, to qualify for the special tax treatment afforded the ISOs, they shall be treated as Non-Qualified Stock Options under the Plan.  The ISOs will lose ISO status: (a) if the Option Holder is not an employee of the Company or its Affiliates from the Grant Date through the date three months before the exercise date (or through the date one year before the exercise date if the termination of Service was due to death or Disability); (b) if the Shares acquired upon the exercise of the ISO are sold or disposed of within one of the time periods described in Section 9; (c) if more than $100,000 of ISO Shares (based on the Fair Market Value on the Grant Date) become exercisable within any calendar year for the first time under this Agreement and any other ISO, then the portion in excess of $100,000 shall be treated as Non-Qualified Stock Options in accordance with applicable IRS regulations; or (d) if the shares are transferred pursuant to a Domestic Relations Order.

16.
Option Holder Acceptance.  The Option Holder shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TIMBERLAND BANCORP, INC.

By ________________________________
Its ________________________________

ACCEPTED BY OPTION HOLDER

___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

Beneficiary Designation:

The Option Holder designates the following Beneficiary to receive the Shares upon the Option Holder’s death:

________________________________________________________________________